iQSTEL, Inc.

Company - Summary

July, 2024

1	July, 2024

IMPORTANT CAUTIONS REGARDING FORWARD-LOOKING STATEMENTS

This presentation has been prepared by iQSTEL Inc. (“we,” “us,” “our,” “iQSTEL” or the “Company”). This presentation does not constitute an offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, nor shall there be any offer or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this presentation unless stated otherwise, and neither this presentation, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof. This presentation contains forward-looking statements. These forward-looking statements should not be used to make an investment decision. The words ‘believe,’ ‘expect,’ ‘may,’ ‘strategy,’ ‘future,’ ‘likely,’ ‘goal,’ ‘plan,’ 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. All statements other than statements of historical facts included in this presentation regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements.

Examples of forward-looking statements include, among others, statements we make regarding our recent acquisitions and joint venture projects, the plans and objectives of management for future operations, including plans relating to the development of new products or services, and our future financial performance. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-

2	July, 2024

looking statements include, among others, competition within the industries in which we operate, the timing, cost and success or failure of new product and service introductions and developments, our ability to attract and retain qualified personnel, maintaining our intellectual property rights and litigation involving intellectual property rights, legislative, regulatory and economic developments, and the other risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

3	July, 2024

Content

I. Introduction	5
II. History and evolution	5
III. Mission	6
IV. Vision	7
V. Business Units	7
A. Core Business Enhance Telecommunications Division	9
A1. Telecommunications Subsidiaries	10
A2. Telecommunications Products and Services	11
A3. Main Customers and Vendors	12
A4. Wholesale Voice and SMS intermediation business explanation	14
A5. IoTLabs – Proprietary Technology: IoTSmartgas	14
A6. itsBchain - Proprietary Technology: MNPA	15
B. The Fintech Division	15
C. The Electric Vehicles (EV) Division	15
D. The Artificial Intelligence (AI)-Enhanced Metaverse Division	16
VI. Revenue Growth and Diversification	17
VII. Our company listed in OTCQX (Ticker IQST)	19
VIII. Successfully funds raising history	20
IX. Cap Table & Current Outstanding Debt	21
X. Current Capital Requirements and Use of Proceeds	22
XI. Company Business and Corporate plan	22
XII. Time to Double Our Business Size	23
XIII. Nasdaq Uplisting	24
XIV. Management	24

4	July, 2024

I.                   Introduction

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a multinational telecommunications and technology company, incorporated in Nevada, United States, on June 24, 2011. It is SEC reporting company and is quoted on the OTCQX certification under the ticker symbol IQST. The company, if qualified, intends to uplist to a national exchange.

For the fiscal year 2023, iQSTEL reported full-year revenue of $144.5 million. The company is on track to achieve an annual revenue run rate (ARR) of $290 million for FY-2024, averaging $700,000 per day, with an anticipated $7.5 million in gross profit and a seven-digit positive operating income for FY-2024.

iQSTEL is a global telecommunications company serving Tier-1 global carriers, corporations, and international enterprises with high-quality communication and connectivity value-added services. The Company is recognized as a leader in the sector, offering an extensive network of interconnections and top-tier services. Its primary market is the United States. iQSTEL employs over 100 individuals and maintains a global commercial presence in 20 countries, with offices in Miami, Florida; Caracas, Venezuela; Buenos Aires, Argentina; London, UK; Istanbul, Turkey; and Dubai, UAE, ensuring comprehensive 24/7 business operations.

II.                History and evolution

Our journey began in 2008, when engineer Leandro Jose Iglesias, formerly the International Business Manager at Verizon's Venezuelan subsidiary Cantv, founded Etelix.com USA LLC, specializing in the exchange of international voice (VoIP) services.

A significant milestone for Etelix.com USA LLC was achieved in 2013 with its participation in the upgrade of the Maya-1 submarine cable system. During this project, Etelix acquired 10 Gbps of international capacity between Miami and Costa Rica, subsequently reselling these services to Millicom (Tigo Costa Rica). This acquisition continues to generate annual revenue from the operation and maintenance of the capacity.

On June 25, 2018, PureSnax International Inc., a publicly traded company in the United States, completed an 80% reverse merger with Etelix.com USA LLC, resulting in Etelix assuming control of the public entity.

Following the merger, the company was renamed iQSTEL Inc., received a new CUSIP number: 46265G107 and the ticker symbol became "IQST." Additionally, the Standard Industrial Classification (SIC) code was updated to 4813, reflecting its focus on telephone communications.

5	July, 2024

From 2018 to date, iQSTEL has carried out 12 acquisitions and ventures, which are detailed in the following graph.

Notice: The acquisition of Lynktel is in process, and the company is actively conducting due diligence. While we expect to close this deal during the Q3 FY-2024, there are no assurances that the deal will close as planned.

III.             Mission

At iQSTEL, we understand that in today's society, fulfilling the human hierarchy of needs, including physiological, safety, relationship, esteem, and self-actualization, requires access to ubiquitous communications, the freedom of virtual banking, affordable mobility, and information and content. We are committed to bridging these gaps and providing equal opportunities for all.

6	July, 2024

IV.             Vision

To become a global industry leader and achieve at least $1 Billion in revenue by 2027.

V.                Business Units

iQSTEL has 4 Business Divisions delivering accessibly to the necessary tools in today's pursuit of basic human needs: Telecommunications, Fintech, Electric Vehicles and Metaverse. Currently, most of our revenue comes from the Telecommunications Division, but we intend to grow both our Telecommunications Division as well as our other developing Divisions to better expand our product and service offerings to current and future customers to cover demand.

•	The Enhanced Telecommunications Services Division (Communications) includes VoIP, SMS, International Fiber-Optic, Proprietary Internet of Things (IoT), and a Proprietary Mobile Number Portability Blockchain Platform.

•	The Fintech Division (Financial Inclusion) includes remittances services, top up services, Master Card Debit Card, a US Bank Account (No SSN required), and a Mobile App.

•	The Electric Vehicles (EV) Division (Mobility) offers Electric Motorcycles and plans to launch a Mid Speed Car.

•	The Artificial Intelligence (AI)-Enhanced Metaverse Division (information and content) includes an enriched and immersive white label proprietary AI-Enhanced Metaverse platform to access products, services, content, entertainment, information, customer support, and more in a virtual 3D interface.

The company continues to grow and expand its suite of products and services both organically and through mergers and acquisitions.

7	July, 2024

Notice: The acquisition of Lynktel is in process, and the company is actively conducting due diligence. While we expect to close this deal during the Q3 FY-2024, there are no assurances that the deal will close as planned.

8	July, 2024

A.                Core Business Enhance Telecommunications Division

The International Long-Distance traffic market size is estimated at $10.7 Billion in annual revenue, with 257 billion Minutes exchanged yearly, according to Telegeography International Voice Report of 2023. The report estimates that Wholesale Carriers have a 72% total market share, carrying over 185 billion Minutes per year. The Company’s current market share is around 2%; consequently, as an International Wholesale carrier the Company has plenty of space to grow to several times its current size, provided it can outpace competition and capture market share.

The Global A2P SMS Market is expected to grow at a CAGR of 4.9% through the year 2030, to account for US$78 billion in 2030 from the current size of $58.01 billion, according to Transparency Market Research.  Based on these figures, the Company’s current market share is estimated at 0.2%.

With a methodical execution of the business plan and an adequate level of capitalization, the Company believes it can maintain a steady growth rate of two-digits year over year well beyond 2024, as it has been during the last five years.

The iQSTEL Telecommunications Division is the cornerstone of the Company, generating over 98% of its revenue. This division comprises nine subsidiaries that provide a diverse array of products and services tailored to operators, corporations, and small to medium-sized enterprises. With a robust global commercial presence, the Telecommunications Division ensures comprehensive market coverage and delivers high-quality solutions across multiple regions.

9	July, 2024

A1.	Telecommunications Subsidiaries

Notice: The acquisition of Lynktel is in process, and the company is actively conducting due diligence. While we expect to close this deal during the Q3 FY-2024, there are no assurances that the deal will close as planned.

10	July, 2024

A2.	Telecommunications Products and Services

The voice (VoIP) business represents around 70% of our telecom revenue stream and the SMS business accounts for the rest. Roughly 30% of our corporate gross profit comes from the US voice termination. In this sense, the Company has implemented a professional US telecom compliance department lead by one of our co-founders, to protect our US Telecom Business and to ensure the compliance of all the FCC regulations.

By combining the technological capabilities of these nine subsidiaries, we believe iQSTEL has brought together a complete portfolio of value-added and enhanced services which include:

Wholesale Products:

11	July, 2024

Retail and Corporate Services:

A3.	Main Customers and Vendors

Our primary customers and vendors are large operators and telecommunications companies, with over 500 interconnections globally. These relationships are business-to-business (B2B).

Our commercial strategy relies on direct sales, facilitated by our dedicated sales force. This team leverages long-standing commercial relationships to engage with customers and vendors effectively.

Over 50% of our business is conducted through bilateral commercial agreements (SWAPs), which establish mutual commitments to exchange calls and/or SMS between our customers/vendors and iQSTEL.

12	July, 2024

Some of our key clients include:

verizon
Tomorrow, Together KDDI
PCCW Global
HGC GLOBAL COMMUNICATIONS
FLOW
C&W Business

MILLICOM THE DIGITAL LIFESTYLE
tigo
Telefónica | BUSINESS SOLUTIONS
movistar
TIM
altice

MEO
NOS
bics
T · ·
airtel

RELIANCE Communications
VIETTEL Hãy nói theo cách của bạn
TATA
iBASIS POWERED BY TOFANE
ORBITEL
e)

中国电信 CHINA TELECOM
Claro
orange™
telenor group
Spark nz

Bell
Telia
Telstra
MessageBird
QUICKCOM
tyntec

infobip
AMD TELECOM
VONAGE
RTX ROUTETRADER EXCHANGE
mitto

5G++ | 中国移动 China Mobile
IBM

13	July, 2024

A4.	Wholesale Voice and SMS intermediation business explanation

To illustrate iQSTEL's core business in Voice (VoIP) and SMS wholesale intermediation, consider the following hypothetical example:

When telecommunications operators in Spain need to send calls (VoIP) or SMS to China, rather than negotiating directly with Chinese operators, they engage with iQSTEL. iQSTEL aggregates traffic to China not only from Spanish operators but also from other clients. This aggregation enhances iQSTEL's negotiating power with Chinese operators, enabling it to secure better pricing. These cost advantages are then passed on to customers in Spain like Telefonica de España (Movistar), while iQSTEL earns a gross profit from the process.

Conversely, iQSTEL also negotiates with Spanish operators to handle Voice (VoIP) and SMS termination in Spain, offering these services to Chinese clients and others.

More than 50% of iQSTEL's business is conducted through bilateral agreements, involving commitments to exchange Voice and SMS traffic (SWAP deals) on a monthly or quarterly basis.

A5.	IoTLabs – Proprietary Technology: IoTSmartgas

As a part of our Enhanced Telecommunications Division, IoT Labs, LLC (www.iotlabs.mx) specializes in the development of innovative Internet of Things (IoT) solutions. IoT Labs offers a proprietary technology suite that includes both devices and a front-end platform designed for the efficient monitoring of liquid and gas levels in tanks of various sizes (www.iotsmartgas.com). This integrated system supports comprehensive inventory management and facilitates the timely procurement, delivery and refill of tank contents.

Currently, IoT Labs has implemented its solutions within the propane and liquid gas distribution sectors, marketed under the brand IoTSmartgas.com.

Our product has gained significant traction, evidenced by several received purchase orders and ongoing device tests in Panama, the Dominican Republic, and the USA. These trials have been instrumental in identifying and addressing design improvements, particularly in enhancing device performance under extreme humidity conditions prevalent in regions such as Latin America.

14	July, 2024

A6.	itsBchain - Proprietary Technology: MNPA

Under our subsidiary itsBchain (www.itsbchain.com), we have developed a Phone Number Portability Application that facilitates number portability between cell phone providers in just three clicks. Utilizing the advanced capabilities of blockchain technology and smart contracts, our proprietary platform is designed to streamline the number portability process efficiently and securely between mobile carriers.

The Number Portability Application has now reached the commercial stage, and we are actively offering this innovative solution to regulatory agencies in various countries. We are committed to continuing our commercial efforts until we secure our first customer.

B.                The Fintech Division

iQSTEL Inc.’s fintech division and offering consists of a comprehensive Fintech ecosystem, accessible through our proprietary web portal www.maxmo.vip. This client portal and App gives clients access to a MasterCard debit card, a US bank account that does not require a social security number (SSN), and a mobile app/wallet for tracking mobile recharges and international remittances. Our primary objective is to facilitate and democratize access to US banking services, international remittances, US telecommunications services, and international recharges, thereby simplifying financial management and enhancing connectivity.

All our fintech services are conveniently accessible through the iQSTEL mobile money, Global Money One application and ATM services.

Currently, the Company is in the process of redefining the final product following the release of its beta version and extensive testing with over 1,000 users.

C.                 The Electric Vehicles (EV) Division

Our Electric Vehicle Division provides environmentally friendly and cost-effective transportation options, including electric motorcycles and mid-speed electric cars, through a direct-to-consumer marketing strategy in alliance with key marketing partners. We have successfully registered the TuVolten trademark with the European Union Intellectual Property Office and are in the process of securing TuVolten as a registered trademark in the United States through the United States Patent and Trademark Office (USPTO). Additionally, we are pursuing E-mark certification for our 550 Elite motorcycles.

15	July, 2024

Our team has completed the selection of a manufacturer to produce the mid-speed electric car prototype units. The chosen model already holds E-Mark certification, and production of the initial batch for testing purposes is planned to commence in the second half of FY-2024. This mid-speed vehicle is specifically designed to serve as an optimal secondary family vehicle.

iQSTEL has conducted extensive market research for our EV Division, including:

  Electric Motorcycles industry in Spain, Portugal, Venezuela, Mexico, Colombia, Panama, USA, Guatemala, and Malta.
  Mid-Speed Cars industry in Spain and the EU in general.
  Current Market Size of Electric Motorcycles (April 2022).
  Comparative analysis between Dacia and TuVolten Mid-Speed Product.
  Cost structure analysis for Electric Motorcycles and Mid-Speed Cars.
  Procedure and checklist for TuVolten in Spain.
  Economy size comparison between American countries vs. Portugal and Spain.
  Procedure and checklist to obtain EU Certification and License Plates for Electric Motorcycles and Mid-Speed Cars.

iQSTEL has also executed several strategic purchase agreements with Chinese manufacturers for Electric Motorcycles and Mid-Speed Cars and has produced a couple of testing batches for Electric Motorcycles. TuVolten plans to introduce its motorcycles and electric cars in Spain, Portugal, the United States, and select Latin American countries.

D.                The Artificial Intelligence (AI)-Enhanced Metaverse Division

Our proprietary AI-enhanced Metaverse technology platform offers a white-label solution, enabling clients to engage with their end users through an immersive and customizable experience. Accessible via web browsers on desktop computers, as well as iOS and Android devices, this platform provides a versatile and comprehensive virtual environment.

Key features of the platform include:

  Digital Character Creation: Users can create and personalize their digital avatars, enhancing user engagement and identity.
  Real-Time Social Interactions: Facilitates individual and group communication through robust live video streaming features, making it ideal for hosting virtual events, webinars, or presentations.
  3D Environment: Incorporates spatial audio to create a 3D environment, allowing multiple audiovisual streams for a more immersive experience.
  AI-Based Virtual Assistant: Enhances user interaction with setup and content deployment, including access restrictions to improve security and exclusivity.

16	July, 2024

The Company plans to launch a new product this summer that leverages AI and Metaverse technology, targeting millions of potential customers worldwide.

VI.                   Revenue Growth and Diversification

iQSTEL's growth strategy is built on two key components: acquisitions and organic growth.

Our organic growth is mostly a function of integrating acquired subsidiaries into our portfolio, implementing cross-selling initiatives, and optimizing operational costs. This strategy forms the foundation of our expansion efforts.

Our plan now is to scale our proven revenue and profit growth strategies by levering our current growth and access to cheaper financing. iQSTEL reported audited revenue of $13.8 million for the fiscal year 2018, it’s first year as a publicly listed company. By FY-2023, the company achieved significant growth, reaching $144.5 million, a nearly tenfold growth in just five years.

Looking ahead to fiscal year 2024, our growth strategy continues to yield successful results. The company is currently on an annual revenue run-rate of $290 million, reflecting a remarkable year-over-year growth exceeding 100%. This projected growth is attributed to anticipated organic expansion and revenue addition from the recent acquisition of QXTEL. It is important to note that the $290 million forecast does not include contributions from our most recent potential acquisition of Lynk Telecom.

iQSTEL has a history of meeting and often surpassing financial forecasts.

17	July, 2024

Organic Growth Driving Overall Revenue Growth

While acquisitions contribute to our revenue growth, it is the organic growth that fuels more substantial overall expansion. In FY-2022 and FY-2021, iQSTEL executed acquisitions and reported annual revenue growth of approximately 44% each year. In 2023, without any acquisitions, the company reported an impressive organic revenue growth of $51 million, marking a 55% increase compared to FY-2022.

The increased organic growth in FY-2023 highlights our effective integration and proven operating synergy effectively created between our acquired targets. By incorporating these businesses into iQSTEL's product portfolio, we drive organic growth through cross-selling and sales efficiencies, as well as cost cutting and enhanced inventory acquisition and arbitration power.

Our FY-2024 sales forecast of $290 million reflects not only the addition of approximately $60 million from the QXTEL acquisition but also an expected $90 million in organic revenue growth, resulting from the successful integration of acquired operations.

Given our track record of effectively integrating acquired businesses and driving organic growth, we are confident in the soundness of our current organic growth projections.

18	July, 2024

VII.                Our company is quoted in OTCQX (Ticker IQST)

Since 2018, when our company traded on OTCMarkets as a Pinkshhet stock and the year the new management took control of the company, our commitment has been to improving corporate governance and qualifications to continue to higher quality capital markets. This dedication enabled us to achieve both QB and QX certifications, with the QX certification obtained over two years ago.

As per regulation, our company has always been PCAOB audited, ensuring timely filing of all required documentation and disclosure. Since the end of 2022, we have been working closely with a Nasdaq account manager to identify and address corporate governance gaps necessary for Nasdaq listing.

As of today, we have successfully closed all governance gaps and now meet all Nasdaq requirements except the minimum share price. Key requirements achieved include:

  Shareholders: +20,000
  Stockholder Equity: Over $8 million
  Board of Directors with a majority of independent members
  Audit Committee
  Compensation Committee
  Code of Ethics
  Annual Shareholders Meeting
  Annual Board Members Ratification
  Annual Audit Firm Ratification

Currently, we have 178 million common shares issued and 300 million authorized shares. Our management team, led by founders Leandro Jose Iglesias (CEO) and Alvaro Quintana (CFO), are the largest shareholders, holding the equivalent of over 30 million common shares through common shares and Series B Preferred Shares. They also control 51% of voting rights through Series A Preferred Shares, safeguarding the company against hostile takeovers.

Management believes that the current IQST stock price does not reflect the true value of our business. We are confident that as our improved financial results become evident, the stock price will align more closely with the value expected for a company with $290 million in revenue. While a reverse stock split is a viable option to meet the Nasdaq minimum share price requirement, we prefer to see the stock price rise organically.

19	July, 2024

VIII.             Successfully funds raising history

Since 2018 the company has raised over $20 Million through different instruments such as Merchant Cash Advances, Promissory Notes, Convertible Notes, Regulation A offerings, and registered offerings over the last 2 years. .

Management believes that having raised more than $20 Million with only 178 million common shares outstanding shows how responsible it has been in not over diluting the Company.

20	July, 2024

IX.             Cap Table & Current Outstanding Debt

iQSTEL, Inc
Company Ownership Cap Table
As of July 10, 2024

Common Shares
Total Authorized	300,000,000
Total Outstanding	178,657,200
Restricted	6,514,999
Free Trading Shares	172,142,201

Preferred Shares
Authorized	1,200,000

Preferred Series A
Authorized	10,000
Outstanding	10,000

Preferred Series B
Authorized	200,000
Outstanding	31,080

Preferred Series C
Authorized	200,000
Outstanding	-

Preferred Series D
Authorized	75,000
Outstanding	-

21	July, 2024

Current Outstanding Debt:

The company has recently raised funds to complete the acquisition of QXTEL and to support the organic growth, following listed of the more relevant debts summarized of the company:

A.	$4.3 Million Convertible Note with M2B Funding, Maturity on Q1 FY-2025, filed in the S-1 registration statement.

B.	$220,000 Standard Promissory Note with M2B funding, maturity Q2 FY-2025.

C.	$430,000 Standard Promissory Note with 1-800 Diagonal, Maturity along FY-2024 in monthly installments.

D.	$550,000 Standard Promissory Note with Samson, Maturity along FY-2024 and Q1 FY-2025 in monthly installments.

X.                Current Capital Requirements and Use of Proceeds

The intention of the company is to raise up to $10.5 Million to redeem all the debts, and have around $5 Million available to support the M&A campaign and organic growth.

It is important to remark that the company has excellent relations with all our debt holders, particularly with the largest lender M2B Funding through 5 years working with it. We believe this will lead to a smooth process with all lenders for a prompt repayment of the debts.

We have been working with funders and lenders to structure potential financing that accomplishes our goals, and we are still exploring options and different instruments available in the current economic environment.

XI.             Company Business and Corporate plan

The company has a clearly defined business plan, built upon the vision we have created. We have summarized steps to execute our business and realize our corporate plans as follows:

22	July, 2024

A.	Transformation to Telecommunications Corporation: iQSTEL is transitioning from a holding company to a unified corporation. This involves unifying commercial messages, simplifying brands, and reducing departmental redundancies.

B.	Lynk Telecom Acquisition: We aim to complete the acquisition of Lynk Telecom, which is expected to boost annual revenue by $20 million and increase operating income by $1 million.

C.	Technological Platform Consolidation: We plan to acquire or partner with a single switching platform for all our telecom subsidiaries to improve synergies and reduce technological costs.

D.	Revenue Growth: Our strategy focuses on expanding both retail and corporate business segments to increase revenue from end users, which offer higher margin contributions.

E.	Marketing Enhancement: We plan to revamp all marketing materials and corporate messages to align with our new corporate identity.

F.	Capital Raising: We intend to raise up to $10.5 million to optimize our capital structure, leaving approximately $5 million of free cash after debt redemption.

XII.          Time to Double Our Business Size

As a culmination of the first step of our acquisition strategy, and as we prepare the Company for an exchange listing, iQSTEL will pursue the acquisition or merger with a private or public company, aiming to elevate iQSTEL to a business size of at least $500 million in revenues per year. Upon identifying a suitable target, the company plans to raise an additional $30 million, on top of the current capital raising plan, to complete this strategic acquisition. The amount is based on preliminary search of potential targets.

23	July, 2024

XIII.       Nasdaq Uplisting

For the past two years, the company has been actively engaging in information exchange with our Nasdaq analyst and FINRA. These efforts are focused on preparing the Company for a potential uplisting to the Nasdaq stock exchange.

Management Team believes that FY-2024 is the optimal time for the Company to get listed on the NASDAQ exchange and is actively working towards this goal.

As part of the preparation for the NASDAQ listing, the company plans to participate in key investor conferences and explore engagement with investment banks and underwriters. These activities will complement our efforts to achieve this significant milestone, within the established time frame and with exceeding technical and financial requirements in place.

XIV.             Management

Leandro Jose Iglesias, President & CEO, Chairman of the Board

Mr. Leandro Iglesias, with over 20 years of experience in the telecommunications industry, founded Etelix in 2008 and served as its President and CEO until final merger and renaming to IQSTEL, Inc. Before establishing Etelix, Mr. Iglesias was the International Business Manager at CANTV/Movilnet, the largest telecommunications provider in Venezuela, from January 2003 to July 2008, during its period under Verizon's control. Prior to his role at CANTV/Movilnet, he served as Executive Vice President, overseeing the Latin America marketing division of American Internet Communications from August 1998 to December 2002.

Mr. Iglesias has specialized in international long-distance traffic business, submarine cables, satellite communications, and international roaming services. He holds an Electronic Engineering degree from Universidad Simon Bolivar, has completed the Management Program at IESA Business School, and earned an MBA from Universidad Nororiental Gran Mariscal de Ayacucho.

Mr. Iglesias's extensive experience and expertise in the telecom industry make him a valuable asset to our Board of Directors.

24	July, 2024

Alvaro Quintana Cardona, CFO and Secretary of the Board

Alvaro Quintana brings over twenty years of experience in the telecommunications industry, specializing in regulatory affairs, strategic planning, value-added services, and international interconnection agreements. Since joining Etelix in 2013, he has served as Chief Operating Officer and Chief Financial Officer. Prior to Etelix, Mr. Quintana was the Interconnection and Value-Added Services Manager at Digitel, a Venezuelan mobile service provider and former subsidiary of Telecom Italia Mobile, from June 2004 to May 2013.

Mr. Quintana holds a Bachelor’s Degree in Business Administration and a Specialist Degree in Economics from Universidad Catolica Andres Bello. Additionally, he earned a Master’s in Telecommunications from the EOI Business School in Spain.

We believe Mr. Quintana’s extensive experience and expertise in the telecommunications industry make him a valuable addition to our Board of Directors.

Raul A Perez, Independent Member of the Board, and Head of Audit Committee

Mr. Perez brings over 40 years of experience in finance, holding various positions since 1970 to our company. He currently serves as CFO of Deerbrook Family Dentistry, PC, in Humble, Texas, a role he has held since December 1, 2014. Previously, he was a Senior Accountant at Principrin School, PC, in Houston, Texas, from November 1, 2017, to January 31, 2019.

Throughout his career, Mr. Perez has held numerous finance roles, including Corporate Treasurer for major corporations. He spent five years at Sudamtex of Venezuela, C.A., and ten years at Polar Brewery in Caracas, Venezuela. In 2000, he became a Director of the Securities and Exchange Commission of Venezuela, overseeing the country's stock market participants. In 2004, he earned certification as a Venezuelan Investment Advisor. As an independent contractor, he served as Corporate Compliance Officer for Activalores Casa de Bolsa, developing compliance units and manuals in accordance with anti-money laundering laws. He also taught Corporate Finance and Managerial Accounting at the Advanced Institute of Finance (IAF) in Caracas for five years.

Mr. Perez holds a Bachelor's degree in Accounting (1976) and an MBA in Finance (1982), providing him with comprehensive knowledge of finance and business operations.

We have selected Mr. Perez to serve as an independent director due to his extensive education, skills, and experience in finance, as well as his regulatory expertise.

25	July, 2024

Jose Antonio Barreto, Independent Member of the Board & Head of the Ethic Code Committee

Mr. Barreto has been the Chief Business Development Officer at Xpectra Remote Management in Mexico since 2006. In this role, he has directed all aspects of account development and sales efforts, targeting private and government opportunities, and developing strategic accounts across Mexico and the LATAM region. Since 2020, he has also served as an advisor to our Board of Directors.

With over 30 years of experience in telecommunications and technology, Mr. Barreto has led business development and operational activities, including technical, operational, and financial analyses for several telecommunications and technology company acquisitions. Over the last 14 years, he has been a leader in North and Central America, driving commercial processes in technology security, artificial intelligence, Internet of Things (IoT) platforms, and cutting-edge technology solutions and software systems.

He holds a degree in Electronic Engineering from Universidad Simón Bolivar, a Master of Science in Electrical and Computer Engineering from Rice University, and a Master's in Telecommunications Management from Universidad Simón Bolivar and Telecom SudParis Institute.

We have selected Mr. Barreto to serve as an independent director due to his extensive education, skills, and experience in technology companies.

Italo R. Segnini, Independent Board of Director and Head of the Compensation Committee

From March 2020 to the present, Mr. Segnini has served as the Global Carrier Partnership Director at Sierra Wireless. Prior to this, he was an Independent Telecom Consultant from June 2019 to February 2020. From 2017 to 2019, he served as Director of International Carrier Business for Televisa Telecom, and from 2012 to 2019, he was the Director of International Carrier Business for Millicom.

Mr. Segnini is a seasoned professional in the telecommunications industry with over 20 years of high-level experience at Global Tier One companies, including Telefonica, Millicom, Televisa, and Sierra Wireless. He has extensive executive experience in various telecom areas such as Voice, A2P, SMS, Data, Roaming, Mobility Services, B2B, MNO, MVNO, IoT, and Interconnection. He has a solid track record in international commercial negotiations, management, sales, business development, regulatory, and operations.

26	July, 2024

Mr. Segnini holds a Juris Doctor degree from Andres Bello Catholic University, a Master’s Degree in Telecommunications from Madrid Pontificia Comillas University, and an MBA from IESA Business School.

We have selected Mr. Segnini to serve as an independent director because of his extensive education, skills, and experience in the telecommunications industry.

XV.                Final Summary

iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com) is a US-based, multinational publicly held company currently preparing for a listing on a national exchange with Nasdaq. In FY2023, the company achieved $144.5 million in revenue and projects a substantial increase to $290 million in revenue with a positive operating income forecast in the seven digits for FY2024.

The company has successfully grown to a quarter-billion-dollar revenue company and is on track to reach its billion-dollar revenue milestone. We believe iQSTEL is evolving into a telecommunications and technology powerhouse.

We have available upon request the financial statements (balance sheet, P&L and cash flow) projected for the years 2024 to 2027

For additional inquiries, please contact:

Leandro José Iglesias (CEO) and Alvaro Quintana (CFO) at investors@iqstel.com

27	July, 2024